Exhibit 99.1

DarkPulse, Inc. Secures DTC Eligibility Broadening Share Liquidity

NEW YORK, New York –April 6, 2021 – Dark Pulse, Inc. (OTC Markets: DPLS) (“DarkPulse” and the “Company”), a technology company focused on the manufacture, sale, installation and monitoring of laser sensing systems based on its patented BOTDA dark-pulse sensor technology (the “DarkPulse Technology”) which provides a data stream of critical metrics for assessing the health and security of infrastructure, is pleased to announce that its common shares have been approved for DTC full-service eligibility by the Depository Trust Company ("DTC") and can now be both traded and serviced through DTC's electronic book-entry system.

DTC is a subsidiary of the Depository Trust & Clearing Corporation ("DTCC") and manages the electronic clearing and settlement of publicly traded companies. Securities that are eligible to be electronically cleared and settled through the DTC are considered "DTC eligible." This electronic method of clearing securities speeds up the receipt of stock and cash, and thus accelerates the settlement process for investors and brokers, enabling the stock to be traded over a much wider selection of brokerage firms by coming into compliance with requirements. The DTC is focused on creating liquidity and stability in the global capital markets by providing electronic clearance and settlement of equity trades. Having access to DTC services gives the Company greater exposure to the capital markets while at the same time offers various services including greater transparency of the Company's shares.

“Companies approved for DTC electronic transfers often experience higher volumes of trading in their securities given the additional availability and accessibility of shares for trading” said Dennis O’Leary, DarkPulse Chairman & CEO, Applying for and being approved by DTCC is in line with the company’s expansion goals and focus on sales. With DarkPulse’s shares now DTC eligible, we anticipate greater liquidity and execution speeds, as well as our shares being accessible to a broader range of investors."

The Company continues to explore additional potential opportunities in strategic locations worldwide with the goal of accelerating the adoption of its DarkPulse Technology Products and expand its global market position.

About DarkPulse , Inc.

DarkPulse, Inc. uses advanced laser-based monitoring systems to provide rapid and accurate monitoring of temperatures, strains and stresses. The Company’s technology excels when applied to live, dynamic critical infrastructure and structural monitoring, including pipeline monitoring, perimeter and structural surveillance, aircraft structural components and mining safety. The Company's fiber-based monitoring systems can assist markets that are not currently served, and its unique technology covers extended areas and any event that is translated into the detection of a change in strain or temperature. In addition to the Company’s ongoing efforts with respect to the marketing and sales of its technology products and services to its customers, the Company also continues to explore potential strategic alliances through joint venture and licensing opportunities to further expand its global market position.

For more information, visit www.DarkPulse.com

About DTCC

DTCC's subsidiary, The Depository Trust Company (DTC), established in 1973, was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making "book-entry" changes to ownership of the securities. DTC brings efficiency to the securities industry by retaining custody of more than 1.3 million active securities issues valued at US$54.2 trillion as of 7/31/2017, including securities issued in the US and more than 131 countries and territories. DTC provides securities movements for NSCC's net settlements, and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.

For more information, visit www.DTCC.com

Safe Harbor Statement

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the "safe harbor" created by those sections. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as "believe," "expect," "may," "will," "should," "could," "seek," "intend," "plan," "goal," "estimate," "anticipate" or other comparable terms. All statements other than statements of historical facts included in this news release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: our ability to successfully market our products and services; the acceptance of our products and services by customers; our continued ability to pay operating costs and ability to meet demand for our products and services; the amount and nature of competition from other security and telecom products and services; the effects of changes in the cybersecurity and telecom markets; our ability to successfully develop new products and services; our success establishing and maintaining collaborative, strategic alliance agreements, licensing and supplier arrangements; our ability to comply with applicable regulations; and the other risks and uncertainties described in our prior filings with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media contact:

DarkPulse Solutions, Inc.

doleary@DarkPulse.com

1.800.436.1436